UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2007

Hines Real Estate Investment Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2007, Hines REIT Properties, L.P. (the "Operating Partnership"), a subsidiary of Hines Real Estate Investment Trust, Inc. ("Hines REIT" or the "Company"), entered into a contract with Touchstone Seattle Venture II, to acquire 5th and Bell, an office building located in the central business district of Seattle, Washington. The seller is not affiliated with Hines REIT or its affiliates. 5th and Bell is a six-story office building constructed in 2002. The building consists of 197,135 square feet of rentable area and is 84% leased. Koninklijke Philips Electronics N.V., a global electronics company, leases 119,999 square feet or approximately 61% of the building’s rentable area, under a lease that expires in June 2012 and provides an option to renew for one three-year period. Edelman, a public relations firm, leases 20,822 square feet or approximately 11% of the building’s rentable area, under a lease that expires in August 2014 and provides an option to negotiate a renewal during the second to last year of the lease term based on then-current market rates. The remaining lease space is leased to two retail tenants, neither of which leases more than 10% of the building’s rentable area.

The maximum net contract purchase price for 5th and Bell is expected to be approximately $72.2 million, exclusive of transaction costs, financing fees and working capital reserves. Hines REIT anticipates that it will fund the acquisition using borrowings under the Company's credit facility with HSH Nordbank AG and proceeds from its current public offering.

Hines REIT anticipates that the closing will occur on or about June 29, 2007, subject to a number of customary closing conditions. Hines REIT expects to fund a $10 million earnest money deposit on May 16, 2007. There can be no guarantee that this acquisition will be consummated and if the Operating Partnership elects not to close on 5th and Bell, it could forfeit up to $3.6 million of its earnest money deposit.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the properties described therein and funding sources for the same, are forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include changes in general economic and real estate market conditions, risks associated with property acquisitions and other risks described in the Company’s “Risk Factors” section of the Registration Statement on Form S-11 and its other filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

May 15, 2007	By:	/s/ Frank R. Apollo

Name: Frank R. Apollo
Title: Chief Accounting Officer, Treasurer and Secretary